UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MFS INTERMEDIATE INCOME TRUST

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MFS® INTERMEDIATE INCOME TRUST

500 Boylston Street, Boston, Massachusetts 02116

Notice of the 2009 Annual Meeting of Shareholders

To be held on September 10, 2009

The 2009 Annual Meeting of Shareholders of the above referenced trust (the “Trust” or “Fund”) will be held at 500 Boylston Street, Boston, Massachusetts 02116, at 10:30 a.m. on Thursday, September 10, 2009, for the following purposes:

ITEM 1.	To elect Robert E. Butler, David H. Gunning, William R. Gutow, Michael Hegarty, John P. Kavanaugh, Robert C. Pozen, J. Dale Sherratt, and Robert W. Uek as Trustees of the Trust;

ITEM 2.	To transact such other business as may properly come before the Meeting and any adjourn-ment(s) or postponement(s) thereof.

THE TRUSTEES OF YOUR TRUST RECOMMEND THAT YOU VOTE IN FAVOR OF ITEM 1.

Only the Trust’s shareholders of record on July 31, 2009 will be entitled to receive notice of and to vote at the Trust’s Meeting of Shareholders or any adjournment(s) or postponement(s) thereof.

By order of the Board of Trustees

SUSAN S. NEWTON

Assistant Secretary and Assistant Clerk

August 13, 2009

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY SO THAT IT IS RECEIVED BY THE DATE OF THE MEETING OR RECORDING YOUR VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET BY 10:00 A.M., EASTERN TIME, ON THE DATE OF THE MEETING, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION FOR THE TRUST. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

MFS® INTERMEDIATE INCOME TRUST

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of MFS Intermediate Income Trust (the “Trust” or “Fund”) to be used at the Meeting of Shareholders of the Trust (the “Meeting”) to be held at 10:30 a.m. on September 10, 2009 at 500 Boylston Street, Boston, Massachusetts 02116, for the purposes set forth in the accompanying Notice. Information regarding the Board of Trustees can be found in the section of this Proxy Statement entitled “Election of Trustees.” If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to its exercise by a signed writing filed with the proxy tabulation agent, The Altman Group, 60 E. 42nd Street, 405, New York, New York, 10165 or delivered at the Meeting. On July 31, 2009, there were 116,512,419 shares outstanding for the Trust.

Shareholders of record at the close of business on July 31, 2009 will be entitled to one vote for each share held, and each fractional share will be entitled to a proportionate fractional vote.

The mailing address of the Trust is 500 Boylston Street, Boston, Massachusetts 02116. Solicitation of proxies is being made by the mailing of this Notice and Proxy Statement with its enclosures on or about August 13, 2009. In addition to soliciting proxies by mail, the Trustees of your Trust and employees of Massachusetts Financial Services Company (“MFS”), the Trust’s investment adviser and administrator, may solicit proxies in person or by telephone. The expenses of the preparation of proxy statements and related materials, including printing and delivery costs, and vote solicitation are borne by the Trust. The Trust has engaged The Altman Group to provide shareholder meeting services including the distribution of this Proxy Statement and related materials to shareholders, as well as vote solicitation and tracking. It is anticipated that the cost of these services will be approximately $10,000 and may increase substantially in the event that any vote is contested or increased solicitation efforts are required.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on September 10, 2009:

The proxy statement is available at www.MFS.com.

A copy of the Trust’s most recent annual report and semi-annual report may be obtained without charge at www.MFS.com or by contacting Computershare, the Trust’s transfer and shareholder servicing agent at 250 Royall Street, Canton, Massachusetts, 02021, or by e-mail at mfs@computershare.com or by telephoning toll-free (800) 637-2304. Directions to the meeting in order to vote in person are available by telephoning toll-free (800) 225-2606.

ITEM 1 — ELECTION OF TRUSTEES

The Board of Trustees, which oversees the Trust, provides broad supervision over the affairs of the Trust. Those Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of your Trust or of MFS are referred to as “Independent Trustees” throughout this Proxy Statement. MFS is responsible for the investment management of the Trust’s assets and for providing a variety of other administrative services to the Trust. The officers of the Trust are responsible for its operations.

Effective as of the election and qualification of the nominees at the 2009 Annual Meeting of Shareholders, the Board has fixed the number of Trustees of the Trust at twelve. Under the provisions of the Trust’s Declaration of Trust, the Trustees are divided into three classes, each having a term of three years.

The Nomination and Compensation Committee has selected and nominated, and recommended that the Board nominate, for election by shareholders William R. Gutow, Michael Hegarty, John P. Kavanaugh, and Robert W. Uek as Trustees of the class whose term will expire at the 2011 Annual Meeting of Shareholders (or special meeting in lieu thereof) of the Trust, and Robert E. Butler, David H. Gunning, Robert C. Pozen, and J. Dale Sherratt as Trustees of the class whose term will expire at the 2012 Annual Meeting of Shareholders (or special meeting in lieu thereof) of the Trust, in each case, to hold office until his successor is elected and qualified. Messrs. Gutow, Hegarty, and Uek were nominated by the Committee and Board for election at the Trust’s 2008 Annual Meeting. Because an insufficient number of the Trust’s shares were represented to constitute a quorum, the Annual Meeting was adjourned without the election of Trustees taking place and each of Messrs. Gutow, Hegarty, and Uek has continued in his office until his successor is elected and qualified. The Board of Trustees has nominated each of the individuals selected and nominated by the Committee. Each nominee is presently a Trustee of the Trust and has agreed to serve as a Trustee of the Trust if elected. The Board of Trustees recommends that you vote in favor of their election.

It is intended that, absent contrary instructions, proxies will be voted in favor of electing Robert E. Butler, David H. Gunning, William R. Gutow, Michael Hegarty, John P. Kavanaugh, Robert C. Pozen, J. Dale Sherratt, and Robert W. Uek. If, before the Meeting, any nominee refuses or is unable to serve, or if any of the nominees is unavailable at the time of the Meeting, and such refusal or inability to serve or unavailability is not anticipated, the Trustees may vote for other nominees at their discretion, or the Trustees may fix the number of Trustees at fewer than twelve for the Trust. Under the terms of the Trust’s retirement policy, the Trustees have a mandatory retirement age of 73 years.

The following table presents certain information regarding the current Trustees of the Trust, including their principal occupations, which, unless specific dates are shown, are of more than five years duration, although the titles may not have been the same throughout.

Name, Date of Birth	Position(s) Held With Trust	Trustee Since(1)	Term Expiring	Principal Occupations During The Past Five Years & Other Directorships(2)
INTERESTED TRUSTEES
Robert J. Manning(3) (born 10/20/63)	Trustee	February 2004	2010	Massachusetts Financial Services Company, Chief Executive Officer, President, Chief Investment Officer and Director

Name, Date of Birth	Position(s) Held With Trust	Trustee Since(1)	Term Expiring	Principal Occupations During The Past Five Years & Other Directorships(2)
Robert C. Pozen(3) (born 08/08/46)	Trustee	February 2004	2012	Massachusetts Financial Services Company, Chairman (since February 2004); Medtronic, Inc, (medical devices), Director (since 2004); Harvard Business School (education), Senior Lecturer (since 2008); Bell Canada Enterprises (telecommunications), Director (until February 2009); The Bank of New York, Director (finance), (March 2004 to May 2005); Telesat (satellite communications), Director (until November 2007)
INDEPENDENT TRUSTEES
David H. Gunning (born 05/30/42)	Trustee and Chair of Trustees	January 2004	2012	Retired; Cleveland-Cliffs Inc. (mining products and service provider), Vice Chairman/Director (until May 2007); Lincoln Electric Holdings, Inc. (welding equipment manufacturer), Director; Development Alternatives, Inc. (consulting), Director/Non Executive Chairman; Southwest Gas Corp. (natural gas distribution), Director (until May 2004); Portman Limited (mining), Director (until 2008);
Robert E. Butler(4) (born 11/29/41)	Trustee	January 2006	2012	Consultant — investment company industry regulatory and compliance matters (since July 2002); PricewaterhouseCoopers LLP (professional services firm), Partner (until 2002)

Name, Date of Birth	Position(s) Held With Trust	Trustee Since(1)	Term Expiring	Principal Occupations During The Past Five Years & Other Directorships(2)
Lawrence H. Cohn, M.D. (born 03/11/37)	Trustee	June 1989	2010	Brigham and Women’s Hospital, Senior Cardiac Surgeon (since 2005); Harvard Medical School, Professor of Cardiac Surgery; Partners HealthCare, Physician Director of Medical Device Technology (since 2006); Brigham and Women’s Hospital, Chief of Cardiac Surgery (until 2005)
Maureen R. Goldfarb (born 04/06/55)	Trustee	January 2009	2010	Private investor; John Hancock Financial Services, Inc., Executive Vice President (until 2004); John Hancock Mutual Funds, Trustee and Chief Executive Officer (until 2004)
William R. Gutow (born 09/27/41)	Trustee	December 1993	2011	Private investor and real estate consultant; Capital Entertainment Management Company (video franchise), Vice Chairman; Atlantic Coast Tan (tanning salons), Vice Chairman (until 2007); Texas Donuts (donut franchise), Vice Chairman (until 2009)
Michael Hegarty (born 12/21/44)	Trustee	December 2004	2011	Private investor; Retired; AXA Financial (financial services and insurance), Vice Chairman and Chief Operating Officer (until 2001); The Equitable Life Assurance Society (insurance), President and Chief Operating Officer (until 2001)

Name, Date of Birth	Position(s) Held With Trust	Trustee Since(1)	Term Expiring	Principal Occupations During The Past Five Years & Other Directorships(2)
J. Atwood Ives (born 05/01/36)	Trustee	February 1992	—(5)	Private investor; KeySpan Corporation (energy related Services), Director (until 2004)
John P. Kavanaugh (born 11/04/54)	Trustee	January 2009	2011	Private investor; The Hanover Insurance Group, Inc., Vice President and Chief Investment Officer (until 2006); Allmerica Investment Trust, Allmerica Securities Trust and Opus Investment Trust (investment companies), Chairman, President and Trustee (until 2006)
J. Dale Sherratt (born 09/23/38)	Trustee	June 1989	2012	Insight Resources, Inc. (acquisition planning specialists), President; Wellfleet Investments (investor in health care companies), Managing General Partner
Laurie J. Thomsen (born 08/05/57)	Trustee	March 2005	2010	New Profit, Inc. (venture philanthropy), Executive Partner (since 2006); Private investor; Prism Venture Partners (venture capital), Co-founder and General Partner (until June 2004); The Travelers Companies (commercial property liability insurance), Director

Name, Date of Birth	Position(s) Held With Trust	Trustee Since(1)	Term Expiring	Principal Occupations During The Past Five Years & Other Directorships(2)
Robert W. Uek (born 05/18/41)	Trustee	January 2006	2011	Consultant to investment company industry; PricewaterhouseCoopers LLP (professional services firm), Partner (until 1999); TT International Funds (mutual fund complex), Trustee (until 2005); Hillview Investment Trust II Funds (mutual fund complex), Trustee (until 2005)

(1)

Date first appointed to serve as Trustee of an MFS fund. Each Trustee has served continuously since appointment unless indicated otherwise. For the period from December 15, 2004 until February 22, 2005, Messrs. Pozen and Manning served as Advisory Trustees.

(2)	Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (i.e., “public companies”).
(3)

“Interested person” of the Trust within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act), which is the principal federal law governing investment companies like the Trust, as a result of position with MFS. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

(4)

In 2004 and 2005, Mr. Butler provided consulting services to the independent compliance consultant retained by MFS pursuant to its settlement with the SEC concerning market timing and related matters. The terms of that settlement required that compensation and expenses related to the independent compliance consultant be borne exclusively by MFS and, therefore, MFS paid Mr. Butler for the services he rendered to the independent compliance consultant. In 2004 and 2005, MFS paid Mr. Butler a total of $351,119.29.

(5)	Because Mr. Ives will retire as a Trustee of the MFS Funds as of December 31, 2009, he is not standing for reelection as a Trustee of the Trust.

Each current Trustee listed above, served as a board member of 104 funds within the MFS Family of Funds (the MFS Funds) as of January 1, 2009. The address of each Trustee is c/o MFS, 500 Boylston Street, Boston, Massachusetts 02116.

Information about the Trust, including information about its investment adviser and administrator, independent registered public accounting firm, executive officers, and the interests of certain persons, appears under “Trust Information” beginning on page 15.

Required Vote.    Approval of this proposal as to any nominee will require the affirmative vote of a plurality of the Trust’s outstanding shares voting at the Meeting in person or by proxy.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE TRUST VOTE TO ELECT EACH OF THE NOMINEES AS TRUSTEES OF THE TRUST.

Committees

The Trust’s Board of Trustees meets regularly throughout the year to discuss matters and take certain actions relating to the Trust. The Trust’s Board has several standing committees, which are described below.

Name of Committee	Number of Meetings in Last Fiscal Year	Functions	Current Members(1)
AUDIT COMMITTEE	8	Oversees the accounting and auditing procedures of the Trust and, among other things, considers the selection of the independent accountants for the Trust and the scope of the audit, and considers the effect on the independence of those accountants of any non-audit services such accountants provide to the Trust and any audit or non-audit services such accountants provide to other MFS Trusts, MFS and/or certain affiliates. The Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission of concerns regarding questionable Trust accounting matters by officers of the Trust and employees of the Trust’s investment adviser, administrator, principal underwriter or any other provider of accounting-related services to the Trust.	Butler*(2), Kavanaugh*(3), Sherratt*, Thomsen*(2), and Uek*(2)

Name of Committee	Number of Meetings in Last Fiscal Year	Functions	Current Members(1)
COMPLIANCE AND GOVERNANCE COMMITTEE	7	Oversees the development and implementation of the Trust’s regulatory and fiduciary compliance policies, procedures and practices under the 1940 Act and other applicable laws as well as oversight of compliance policies of the Trust’s investment adviser and certain other service providers as they relate to Trust activities. the Trust’s Independent Chief Compliance Officer, assists the Committee in carrying out its responsibilities. In addition, the Committee advises and makes recommendations to the Board on matters concerning Trustee practices and recommendations concerning the functions and duties of the committees of the Board.	Butler*, Cohn*, Goldfarb*, Gutow*, and Sherratt*

CONTRACTS REVIEW COMMITTEE	6	Requests, reviews and considers the information deemed reasonably necessary to evaluate the terms of the investment advisory and principal underwriting agreements and the Plan of Distribution under Rule 12b-1 that the Trust proposes to renew or continue, and to make its recommendations to the full Board of Trustees on these matters.	All non-interested Trustees of the Board (Butler, Cohn, Goldfarb, Gunning, Gutow, Hegarty, Ives, Kavanaugh, Sherratt, Thomsen, and Uek)

Name of Committee	Number of Meetings in Last Fiscal Year	Functions	Current Members(1)
NOMINATION AND COMPENSATION COMMITTEE	4	Recommends qualified candidates to the Board in the event that a position is vacated or created. The Committee will consider recommendations by shareholders when a vacancy exists. Shareholders wishing to recommend candidates for Trustee for consideration by the Committee may do so by writing to the Trust’s Secretary at the principal executive office of the Trust. Such recommendations must be accompanied by biographical and occupational data on the candidate (including whether the candidate would be an “interested person” of the Trust), a written consent of the candidate to be named as a nominee and to serve as Trustee if elected, record and ownership information for the recommending shareholder with respect to the Trust, and a description of any arrangements or understandings regarding recommendation of the candidate for consideration. The Committee is also responsible for making recommendations to the Board regarding any necessary standards or qualifications for service on the Board. The Committee also reviews and makes recommendations to the Board regarding compensation for the non-interested Trustees.	All non-interested Trustees of the Board (Butler, Cohn, Goldfarb, Gunning, Gutow, Hegarty, Ives, Kavanaugh, Sherratt, Thomsen, and Uek)

Name of Committee	Number of Meetings in Last Fiscal Year	Functions	Current Members(1)
PORTFOLIO TRADING AND MARKETING REVIEW COMMITTEE	7	Oversees the policies, procedures, and practices of the Trust with respect to brokerage transactions involving portfolio securities as those policies, procedures, and practices are carried out by MFS and its affiliates. The Committee also oversees the Trust’s borrowing and lending policies and the administration of the Trust’s proxy voting policies and procedures by MFS. In addition, the Committee receives reports from MFS and its affiliates regarding their compliance activities in connection with marketing, sales and distribution activities relating to the Trust.	Cohn*, Goldfarb*, Gutow*, Hegarty*, and Ives*

Name of Committee	Number of Meetings in Last Fiscal Year	Functions	Current Members(1)
PRICING COMMITTEE	7	Oversees the determination of the value of the portfolio securities and other assets held by the Trust and determines or causes to be determined the fair value of securities and assets for which market quotations are not “readily available” in accordance with the 1940 Act. The Committee delegates primary responsibility for carrying out these functions to MFS and MFS’ internal valuation committee pursuant to pricing policies and procedures approved by the Committee and adopted by the full Board, which include methodologies to be followed by MFS to determine the fair values of portfolio securities and other assets held by the Trust for which market quotations are not readily available. The Committee meets periodically with the members of MFS’ internal valuation committee to review and assess the quality of fair valuation and other pricing determinations made pursuant to the Trust’s pricing policies and procedures, and to review and assess the policies and procedures themselves. The Committee also exercises the responsibilities of the Board under the Amortized Cost Valuation Procedures approved by the Board on behalf of each Trust which holds itself out as a “money market fund” in accordance with Rule 2a-7 under the 1940 Act.	Hegarty*, Ives*, Kavanaugh*, Thomsen*, and Uek*

Name of Committee	Number of Meetings in Last Fiscal Year	Functions	Current Members(1)
SERVICES CONTRACTS COMMITTEE	7	Reviews and evaluates the contractual arrangements of the Trust relating to transfer agency, administrative services, custody, pricing and bookkeeping services, and makes recommendations to the full Board of Trustees on these matters.	Butler*, Cohn* Gutow*, Ives*, Kavanaugh*, Sherratt*, and Uek*

(1)

Information about each committee member is set forth above on pages 7, 8, 9, 10, 11 and 12. Although Mr. Gunning is not a member of all Committees of the Board, he is invited to and attends many of the Committees’ meetings in his capacity as Chair of the Trustees.

(2)	Audit Committee Financial Expert.
*	Independent Trustees.

The Trustees generally hold at least eight regular meetings each calendar year. These regular meetings take place over a two-day period. The performance and operations of the Trust are reviewed by the Trustees at each meeting and more in-depth reviews are conducted by the Trustees throughout the year. The Trust held 11 Board meetings during the fiscal year ended October 31, 2008. Each Trustee attended at least 75% of the Board and applicable committee meetings noted for the Trust.

Audit Committee

The Trust’s Audit Committee consists only of Independent Trustees. The Audit Committee’s report on the Trust’s most recent audited financials is included below under the heading “Independent Registered Public Accounting Firm.” The Trust’s Board has adopted a written charter for the Audit Committee. A copy of the Committee’s charter is available at www.MFS.com.

Nomination and Compensation Committee

The Trustees have adopted a written charter for the Nomination and Compensation Committee. A copy of the Committee’s charter is available at www.MFS.com.

The Trust’s Nomination and Compensation Committee consists only of Independent Trustees.

The Nomination and Compensation Committee requires that Trustee candidates have a college degree or equivalent business experience, but has not otherwise established specific, minimum qualifications that must be met by an individual to be considered by the Committee for nomination as a Trustee. The Nomination and Compensation Committee may take into account a wide variety of factors in considering Trustee candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities to the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; (v) an assessment of the candidate’s ability, judgment and expertise; (vi) overall diversity of the composition of the Board; and (vii) such other factors as the Committee deems appropriate. The Nomination and Compensation Committee may consider candidates for Trustee recommended by current Trustees, officers or shareholders or by MFS or any other source deemed appropriate by the Nomination and Compensation Committee. The Nomination and Compensation

Committee may, but is not required to, retain a third-party search firm at the Trust’s expense to identify potential candidates.

The Nomination and Compensation Committee will review and consider nominees recommended by shareholders to serve as Trustee, provided that the recommending shareholder follows the Procedures for Shareholders to Submit Nominee Candidates, which are set forth as Appendix B to the Trust’s Nomination and Compensation Committee Charter (which is available at www.MFS.com). Among other requirements, these procedures provide that the recommending shareholder must submit any recommendation in writing to the Trust, to the attention of the Trust’s Secretary, at the address of the principal executive offices of the Trust. Any recommendation must include certain biographical information and other information regarding the candidate and the recommending shareholder, and must include a written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected. The foregoing description is only a summary.

The Nomination and Compensation Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board of the Trust.

Share Ownership

As of July 31, 2009, the Trustees and officers of the Trust as a whole owned less than 1% of the outstanding shares of the Trust.

The following table shows the dollar range of equity securities beneficially owned by each nominee or Trustee (a) of the Trust and (b) on an aggregate basis, in all MFS funds overseen by the nominee or Trustee, as of July 31, 2009.

The following dollar ranges apply:

N.	None
A.	$1 – $10,000
B.	$10,001 – $50,000
C.	$50,001 – $100,000
D.	Over $100,000

Name of Trustee	Aggregate Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Securities in All MFS Funds Overseen or to be Overseen by the Nominee
INTERESTED TRUSTEES
Robert J. Manning	N	D
Robert C. Pozen	N	D
INDEPENDENT TRUSTEES
Robert E. Butler	B	D
Lawrence H. Cohn, M.D.	C	D
Maureen R. Goldfarb(1)	B	D
David H. Gunning	A	D
William R. Gutow	A	D
Michael Hegarty	A	D
J. Atwood Ives	A	D
John P. Kavanaugh(1)	B	D
J. Dale Sherratt	C	D
Laurie J. Thomsen	B	D
Robert W. Uek	B	D

(1)	Ms. Goldfarb and Mr. Kavanaugh became Trustees of the Trust on January 1, 2009.

Shareholder Communications with the Board of Trustees

The Board of Trustees of the Trust has adopted procedures by which shareholders may send communications to the Board. Shareholders may mail written communications to the Board of Trustees, MFS Intermediate Income Trust, c/o Massachusetts Financial Services Company, 500 Boylston Street, Boston, Massachusetts 02116, Attention: Frank Tarantino, Independent Chief Compliance Officer. Shareholder communications must (i) be in writing and be signed by the shareholder, (ii) identify the MFS Trust to which they relate and (iii) identify the class and number of shares held by the shareholder. The Trust’s Independent Chief Compliance Officer (“ICCO”) is responsible for reviewing all properly submitted shareholder communications. The ICCO shall either (i) provide a copy of each properly submitted shareholder communication to the Board at its next regularly scheduled meeting or (ii) if the ICCO determines that the communication requires more immediate attention, forward the communication to the Chair of the Trustees promptly after receipt. The ICCO may, in good faith, determine that a shareholder communication should not be provided to the Board because it is ministerial in nature (such as a request for Trust literature, share data or financial information). The ICCO may in such cases forward the communication to the appropriate party or parties at MFS. These procedures do not apply to (i) any communication from an officer or Trustee of the Trust, (ii) any communication from an employee or agent of the Trust, unless such communication is made solely in such employee’s or agent’s capacity as a shareholder or (iii) any shareholder proposal submitted pursuant to Rule l4a-8 under the Securities Exchange Act of 1934, as amended, or any communication made in connection with such a proposal. The Trustees are not required to attend the Trust’s shareholder meetings or to otherwise make themselves available to shareholders for communications, other than pursuant to the aforementioned procedures. No Board members attended the 2008 Annual Meeting of Shareholders.

The Declaration of Trust currently provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless it is finally adjudicated or, in case of a settlement, it has been determined by Trustees not involved in the matter or independent legal counsel, that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust or that they engaged in willful misfeasance or acted with bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their offices.

Trustee Compensation Table

The table below shows the cash compensation paid to the Trustees by the Trust for the fiscal year ended October 31, 2008. Interested Trustees receive no compensation from the Trust for their services as Trustees.

Name of Trustee	Trustee Fees From Trust	Retirement Benefits Accrued as Part of Trust Expense	Total Cash Compensation From Trust and Fund Complex(1)
Robert E. Butler	$11,960	N/A	$266,386
Lawrence H. Cohn, M.D.	$11,782	$(918)	$237,886
Maureen R. Goldfarb(2)	N/A	N/A	N/A
David H. Gunning	$11,941	N/A	$256,886
William R. Gutow	$11,790	N/A	$238,886
Michael J. Hegarty	$11,895	N/A	$256,886
J. Atwood Ives	$12,378	$0	$312,886
John P. Kavanaugh(2)	N/A	N/A	N/A
Lawrence T. Perera(3)	$11,770	$0	$236,886
J. Dale Sherratt	$12,000	$(823)	$261,386
Laurie J. Thomsen	$11,972	N/A	$263,886
Robert W. Uek	$12,022	N/A	$270,136

(1)

For calendar year 2008. Trustees receiving compensation from the Trust served as Trustee of 104 funds within the MFS Fund Complex (having aggregate net assets at January 1, 2009 of approximately $69 billion).

(2)	Ms. Goldfarb and Mr. Kavanaugh became Trustees of the Trust on January 1, 2009.
(3)	Mr. Perera retired as Trustee of the Trust on December 31, 2008.

Retirement Benefit Deferral Plan — Under a Retirement Benefit Deferral Plan, certain Trustees have deferred benefits from a prior retirement plan. The value of the benefits is periodically readjusted as though the Trustee had invested an equivalent amount in Class A shares of other Fund(s) designated by such Trustee. The value of the deferred benefits will be paid to the Trustees upon retirement or thereafter. The plan does not obligate the Trust to retain the services of any Trustee or pay any particular level of compensation to any Trustee. The plan is not funded and the Trust’s obligation to pay the Trustee’s deferred compensation is a general unsecured obligation.

TRUST INFORMATION

This section provides certain information about the Trust, including information about its investment adviser and administrator, independent registered public accounting firm, executive officers and the identity of persons holding more than 5% of the outstanding shares of any class of the Trust.

Investment Adviser and Administrator

The Trust engages as its investment adviser and administrator MFS, a Delaware corporation with offices at 500 Boylston Street, Boston, Massachusetts 02116. MFS is a majority-owned subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which is a majority-owned subsidiary of Sun Life Financial (U.S.) Holdings, Inc., 500 Boylston Street, Boston, Massachusetts 02116, which in turn is a wholly-owned subsidiary of Sun Life Assurance Company of Canada — U.S. Operations Holdings, Inc., One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481 (“Sun Life U.S. Operations”). Sun Life U.S. Operations is a wholly-owned subsidiary of Sun Life Financial Corp., 150 King Street West, Toronto, Canada MSH 1J9, which in turn is a wholly-owned subsidiary of Sun Life Financial Inc.

Independent Registered Public Accounting Firm

The Independent Registered Public Accounting Firm and fiscal year end for the Trust are listed below:

Trust	Independent Registered Public Accounting Firm	Fiscal Year End
MFS Intermediate Income Trust	Deloitte & Touche (“Deloitte”)	October 31

The Independent Registered Public Accounting Firm has no direct or material indirect interest in the Trust.

Representatives of the Independent Registered Public Accounting Firm are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives also are expected to be available to respond to appropriate questions.

The Audit Committee of the Board of Trustees of the Trust issued the following report concerning the financial statements for the Trust’s most recent fiscal year.

The Audit Committee reviewed and discussed the audited financial statements with Trust management. The Audit Committee also discussed with the Auditor the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee received the written disclosures and the letter from the Auditor required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence) and discussed with the Auditor its independence.

Based on this review and the review of other information and these and other discussions, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Trust’s annual report to shareholders for the Trust’s 2008 fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted, for MFS Intermediate Income Trust, MFS Multimarket Income Trust, MFS Municipal Income Trust, and MFS Special Value Trust, by the Audit Committee as of December 16, 2008.

Robert E. Butler

William R. Gutow

J. Dale Sherratt

Laurie J. Thomsen

Robert W. Uek

To the extent required by applicable regulations, pre-approval by the Audit Committee of the Board is needed for all audit and permissible non-audit services rendered by the Independent Registered Public Accounting Firm to the Trust and all permissible non-audit services rendered by the Independent

Registered Public Accounting Firm to MFS and any entity controlling, controlled by or under common control with MFS that provides ongoing services to the Trust (including MFS Service Center, Inc.) (each, a “Service Affiliate”) if the services relate directly to the operations and financial reporting of the Trust. Pre-approval is currently on an engagement-by-engagement basis. In the event pre-approval of such services is necessary between regular meetings of the Audit Committee and it is not practical to wait to seek pre-approval at the next regular meeting of the Audit Committee, pre-approval of such services may be referred to the Chair of the Audit Committee; provided that the Chair may not pre-approve any individual engagement for such services exceeding $50,000 or multiple engagements for such services in the aggregate exceeding $100,000 between such regular meetings of the Audit Committee. Any engagement pre-approved by the Chair between regular meetings of the Audit Committee shall be presented for ratification by the entire Audit Committee at its next regularly scheduled meeting.

Schedule A attached hereto includes tables that set forth for the Trust’s two most recent fiscal years, the fees billed by the Trust’s Independent Registered Public Accounting Firm for (a) all audit and non-audit services provided directly to the Trust and (b) those non-audit services provided to the Trust’s Service Affiliates that relate directly to the Trust’s operations and financial reporting under the following captions:

(i)	Audit Fees — fees related to the audit and review of the financial statements included in annual reports and registration statements, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(ii)	Audit-Related Fees — fees related to assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not reported under “Audit Fees”, including accounting consultations, agreed-upon procedure reports (inclusive of annual review of basic maintenance testing associated with the Preferred Shares), attestation reports, comfort letters and internal control reviews.

(iii)	Tax Fees — fees associated with tax compliance, tax advice and tax planning, including services relating to the filing or amendment of federal, state or local income tax returns, regulated investment company qualification reviews and tax distribution and analysis reviews.

(iv)	All Other Fees — fees for products and services provided to a Trust by the Independent Registered Public Accounting Firm other than those reported under “Audit Fees”, “Audit-Related Fees” and “Tax Fees.”

Schedule A attached hereto also sets forth the aggregate fees billed by the Independent Registered Public Accounting Firm for the Trust’s two most recent fiscal years for non-audit services rendered to the Trust and the Trust’s Service Affiliates.

The Audit Committee has considered whether the provision by the Trust’s Independent Registered Public Accounting Firm of non-audit services to the Trust’s Service Affiliates that were not pre-approved by the Audit Committee because such services did not relate directly to the operations and financial reporting of the Trust) was compatible with maintaining the independence of the Independent Registered Public Accounting Firm as the Trust’s principal auditor.

Executive Officers

The following table provides information about the current executive officers of the Trust including their principal occupations, which, unless specific dates are shown, are of more than five years duration, although the titles may not have been the same throughout. Each officer will hold office until his or her successor is chosen and qualified, or until he or she retires, resigns or is removed from office.

Name, Date of Birth	Position(s) Held With Trust	Officer Since(1)	Principal Occupations During the Past Five Years & Other Directorships(2)
OFFICERS
Maria F. Dwyer(3) (born 12/01/58)	President	November 2005	Massachusetts Financial Services Company, Executive Vice President and Chief Regulatory Officer (since March 2004), Chief Compliance Officer (since December 2006); Fidelity Management & Research Company, Vice President (prior to March 2004); Fidelity Group of Funds, President and Treasurer (until March 2004)

Christopher R. Bohane(3) (born 01/18/74)	Assistant Secretary and Assistant Clerk	July 2005	Massachusetts Financial Services Company, Vice President and Senior Counsel

John M. Corcoran(3) (born 04/13/65)	Treasurer	October 2008	Massachusetts Financial Services Company, Senior Vice President (since October 2008); State Street Bank and Trust (financial services provider), Senior Vice President, (until September 2008)

Ethan D. Corey(3) (born 11/21/63)	Assistant Secretary and Assistant Clerk	July 2005	Massachusetts Financial Services Company, Senior Vice President and Associate General Counsel (since 2004); Dechert LLP (law firm), Counsel (prior to December 2004)

David L. DiLorenzo(3) (born 08/10/68)	Assistant Treasurer	July 2005	Massachusetts Financial Services Company, Vice President (since June 2005); JP Morgan Investor Services, Vice President (until June 2005)

Timothy M. Fagan(3) (born 07/10/68)	Assistant Secretary and Assistant Clerk	September 2005	Massachusetts Financial Services Company, Vice President and Senior Counsel (since September 2005); John Hancock Advisers, LLC, Vice President, Senior Attorney and Chief Compliance Officer (until August 2005)

Mark D. Fischer(3) (born 10/27/70)	Assistant Treasurer	July 2005	Massachusetts Financial Services Company, Vice President (since May 2005); JP Morgan Investment Management Company, Vice President (until May 2005)

Name, Date of Birth	Position(s) Held With Trust	Officer Since(1)	Principal Occupations During the Past Five Years & Other Directorships(2)
Robyn L. Griffin (born 07/04/75)	Assistant Independent Chief Compliance Officer	August 2008	Griffin Compliance LLC (provider of compliance services), Principal (since August 2008); State Street Corporation (financial services provider), Mutual Fund Administration Assistant Vice President (October 2006 - July 2008); Liberty Mutual Group (insurance), Personal Market Assistant Controller (April 2006 - October 2006); Deloitte & Touche LLP (professional services firm), Senior Manager (prior to April 2006)

Brian E. Langenfeld(3) (born 03/07/73)	Assistant Secretary and Assistant Clerk	May 2006	Massachusetts Financial Services Company, Vice President and Senior Counsel (since May 2006); John Hancock Advisers, LLC, Assistant Vice President and Counsel (until April 2006)

Ellen Moynihan(3) (born 11/13/57)	Assistant Treasurer	April 1997	Massachusetts Financial Services Company, Senior Vice President

Susan S. Newton(3) (born 03/07/50)	Assistant Secretary and Assistant Clerk	May 2005	Massachusetts Financial Services Company, Senior Vice President and Associate General Counsel (since April 2005); John Hancock Advisers, LLC, Senior Vice President, Secretary and Chief Legal Officer (until April 2005)

Susan A. Pereira(3) (born 11/05/70)	Assistant Secretary and Assistant Clerk	July 2005	Massachusetts Financial Services Company, Vice President and Senior Counsel (since June 2004); Bingham McCutchen LLP (law firm), Associate (until June 2004)

Mark N. Polebaum(3) (born 05/01/52)	Secretary and Clerk	January 2006	Massachusetts Financial Services Company, Executive Vice President, General Counsel and Secretary (since January 2006); Wilmer Cutler Pickering Hale and Dorr LLP (law firm), Partner (until January 2006)

Frank L. Tarantino (born 03/07/44)	Independent Chief Compliance Officer	June 2004	Tarantino LLC (provider of compliance services), Principal (since June 2004); CRA Business Strategies Group (consulting services), Executive Vice President (until June 2004)

Richard S. Weitzel(3) (born 07/16/70)	Assistant Secretary and Assistant Clerk	October 2007	Massachusetts Financial Services Company, Vice President and Assistant General Counsel (since 2004); Massachusetts Department of Business and Technology, General Counsel (until April 2004);

Name, Date of Birth	Position(s) Held With Trust	Officer Since(1)	Principal Occupations During the Past Five Years & Other Directorships(2)
James O. Yost(3) (born 06/12/60)	Assistant Treasurer	September 1990	Massachusetts Financial Services Company, Senior Vice President

(1)	Date first appointed to serve as officer of an MFS fund.
(2)	Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (i.e., “public companies”).
(3)	“Interested person” of the Trust within the meaning of the 1940 Act, as a result of position with MFS. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

The Trust’s officers held comparable positions with the 104 funds in the MFS Family of Funds as of January 1, 2009, and with certain affiliates of MFS. The address of each officer is MFS, 500 Boylston Street, Boston, Massachusetts 02116.

Interests of Certain Persons

Schedule B attached hereto sets forth, as of July 31, 2009, to the best knowledge of the Trust, the shareholders who beneficially owned more than 5% of the outstanding shares of any class of such Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Trustees and officers of the Trust, MFS, certain persons affiliated with MFS, and persons who own more than ten percent of any class of the Trust’s shares, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file in relation to the Trust.

Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Trust with respect to its most recent fiscal year for Trustees and officers of the Trust, MFS, certain persons affiliated with MFS and greater than ten percent beneficial owners, the Trust believes all Section 16(a) transactions were reported on a timely basis, except a Form 3 filing by Karpus Management, Inc. and George W. Karpus who failed to file on a timely basis.

FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Manner of Voting Proxies

All proxies received by management will be voted on all matters presented at the Meeting, and if not limited to the contrary, will be voted FOR the election of Robert E. Butler, David H. Gunning, William R. Gutow, Michael Hegarty, John P. Kavanaugh, Robert C. Pozen, J. Dale Sherratt, and Robert W. Uek as Trustees of the Trust (if still available for election).

All proxies received, including proxies that reflect (i) broker non-votes (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or the persons entitled to vote, and (b) the broker or nominee does not have discretionary voting power on a particular matter), (ii) abstentions or (iii) the withholding of authority to vote for a nominee for election as Trustee, will be counted as shares that are present on a particular matter for purposes of determining the presence of a quorum for that matter. Thirty percent (30%) of the Trust’s outstanding shares entitled to be cast at the Meeting that are present in person or represented by proxy constitutes a quorum. With respect to the election of Trustees, neither broker non-votes nor abstentions nor withholding authority to vote have any effect on the outcome of the voting.

Each shareholder of the Trust is entitled to one vote for each share of the Trust that such shareholder owns at the close of business on July 31, 2009, on each matter on which the shareholder is entitled to vote. Each fractional share is entitled to a proportionate fractional vote.

The Trust will reimburse the record holders of its shares for their reasonable expenses incurred in sending proxy material to and obtaining voting instructions from beneficial owners.

If, because of any unexpected occurrence, any nominee is not available for election or if any other matters properly come before the Meeting, it is the Trust’s intention that proxies not limited to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

Instructions for Voting Proxies

The giving of a proxy will not affect a shareholder’s right to vote in person should the shareholder decide to attend the Meeting. To vote by mail, please mark, sign, date and return the enclosed proxy card following the instructions printed on the card. Please refer to your proxy card for instructions for voting by telephone or internet.

Submission of Proposals

Proposals of shareholders which are intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Trust on or prior to March 30, 2010. The submission by a shareholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Shareholder proposals are subject to certain requirements under the federal securities laws.

A shareholder who wishes to make a proposal at the 2010 Annual Meeting of Shareholders without including the proposal in the Trust’s proxy statement must ensure that the proposal is received by the Trust in good order and in compliance with all applicable legal requirements and requirements set forth in the Trust’s By-Laws and Declaration of Trust by May 15, 2010, at the Trust’s principal office at 500 Boylston Street, Boston, Massachusetts 02116. The persons named as proxies for the 2010 Annual Meeting of Shareholders will have discretionary authority to vote on all matters presented at the meeting consistent with the SEC’s proxy rules.

Additional Information

The expense of the preparation, printing and mailing of the enclosed form of proxy, the Notice and this Proxy Statement, and any tabulation costs, will be borne by the Trust.

If you need additional copies of this Proxy Statement and you are the holder of record of your shares, please contact Altman at (866) 207-3648 or by e-mail at proxyinfo@altmangroup.com. If your shares are held in broker street name please contact your financial intermediary to obtain additional copies of this Proxy Statement. A copy of this proxy statement is also available at www.MFS.com.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

August 13, 2009	MFS® INTERMEDIATE INCOME TRUST

Schedule A

Independent Registered Public Accounting Firm Fees

For the Trust’s last two fiscal years, fees billed by the Trust’s Independent Registered Public Accounting Firm for services provided directly to the Trust:

	Independent Registered Public Accounting Firm	Audit Fees		Audit Related Fees
Trust		2008	2007	2008	2007
MFS Intermediate Income Trust	Deloitte	$49,920	$48,508	$10,000	$10,000

	Independent Registered Public Accounting Firm	Tax Fees		All Other Fees
Trust		2008	2007	2008	2007
MFS Intermediate Income Trust	Deloitte	$5,355	$5,174	$1,580	$765

For the Trust’s last two fiscal years, fees billed by the Trust’s Independent Registered Public Accounting Firm for services provided to the Trust’s Service Affiliates that relate directly to the Trust’s operations and financial reporting:

	Independent Registered Public Accounting Firm	Audit Related Fees(1)		Tax Fees(1)		All Other Fees(1)
Trust		2008	2007	2008	2007	2008	2007
Service Affiliates of MFS Intermediate Income Trust	Deloitte	$1,149,427	$1,177,035	$0	$0	$189,730	$545,253

(1)

This amount reflects the fees billed to Service Affiliates of the Trust for non-audit services relating directly to the operations and financial reporting of the Fund (portions of which services also related to the operations and financial reporting of all funds within the MFS funds complex).

During the periods indicated in the tables above, no services described under “Audit-Related Fees,” “Tax Fees” or “All Other Fees” were approved pursuant to the de minimis exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Aggregate fees billed by the Independent Registered Public Accounting Firm, for the Trust’s two most recent fiscal years, for non-audit services rendered to the Trust and the Trust’s Service Affiliates:

Trust	Independent Registered Public Accounting Firm	2008	2007
MFS Intermediate Income Trust and its Service Affiliates	Deloitte	$1,455,917	$1,915,602

Schedule A-1

Schedule B

Interests of Certain Persons

As of June 30, 2009, to the best knowledge of the Trust, the shareholders who beneficially owned more than 5% of the outstanding shares of the Trust are as follows:

Trust	Name and Address of Beneficial Owner	Title of Class	Number of Outstanding Shares Beneficially Owned	Percent of Outstanding Shares of Noted Class Owned
MFS Intermediate Income Trust	Karpus Management, Inc. 183 Sully’s Trail Pittsford, NY 14534	Common	12,049,977	10.34%

Schedule B-1

CE-MIN-PRX-6/09

MFS® INTERMEDIATE INCOME TRUST

2009 Annual Meeting of Shareholders to be held on September 10, 2009

Vote by Phone, by Mail or via the Internet!

CALL	LOG-ON	MAIL
To vote your proxy by phone, call 1-866-458-9858 and enter the 12-digit control number found on the reverse side of this Proxy Ballot. This touch-tone voting line is available 24 hours a day, seven days a week.	To vote on the Internet go to www.proxyonline.com and enter the 12-digit control number found on the reverse side of this Proxy Ballot.	To vote your proxy by mail, check the appropriate voting box on the reverse side of this Proxy Ballot, sign and date the ballot and return it in the enclosed postage-paid envelope or mail to: The Altman Group, P.O. Box 238, Lyndhurst, NJ 07071.

CONTROL NUMBER

123456789123

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE. YOUR PROMPT ATTENTION TO THIS MATTER WILL

HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNING SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

X	Votes must be indicated in black or blue ink.

THE TRUSTEES OF YOUR TRUST RECOMMEND THAT YOU VOTE IN FAVOR OF ITEM 1

PROPOSALS	FOR	WITHHOLD		FOR		WITHHOLD
1. Election of Directors:

01 - Robert E. Butler	☐	☐	05 - John P. Kavanaugh	☐		☐

02 - David H. Gunning	☐	☐	06 - Robert C. Pozen	☐		☐

03 - William R. Gutow	☐	☐	07 - J. Dale Sherratt	☐		☐

04 - Michael Hegarty	☐	☐	08 - Robert W. Uek	☐		☐

				FOR	AGAINST	ABSTAIN
			2. To transact such other business as may properly come before the Meeting and any adjournments thereof.	☐	☐	☐

Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Joint owner sign here

Date:

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

MFS® INTERMEDIATE INCOME TRUST
500 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02116
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST Notice of the 2009 Annual Meeting of Shareholders to be held on September 10, 2009

P R O X Y	The signer of this proxy card hereby appoints Christopher R. Bohane, Timothy M. Fagan, Mark D. Fischer, Brian E. Langenfeld, Susan S. Newton, and Susan A. Pereira and each of them separately, proxies, with power of substitution, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, at the Meeting of Shareholders of the above-referenced Trust, on Thursday, September 10, 2009 at 10:30 a.m. Boston time, and at any adjournment thereof, all of the shares of the Trust that the undersigned would be entitled to vote if personally present. Only the Trust’s shareholders of record on July 31, 2009 will be entitled to vote at the Trust’s Meeting of Shareholders.

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION FOR YOUR TRUST. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

Continued on the reverse side. Must be signed and dated on the reverse side.

SEE REVERSE SIDE